UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 7, 2008

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

To the extent applicable, the information regarding Robert Glaser disclosed under Item 5.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2008, the Compensation Committee of the Board of Directors of RealNetworks, Inc. ("RealNetworks") approved compensation arrangements for Robert Glaser, RealNetworks' Chief Executive Officer. Effective January 1, 2008, Mr. Glaser will receive an annual base salary of $1 and will be eligible to earn performance-based cash incentive compensation based on the achievement of certain business performance target goals (the "CEO Bonus Plan"). Pursuant to the CEO Bonus Plan, Mr. Glaser may earn annual cash bonus awards based on RealNetworks' annual revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA"). The target payout for Mr. Glaser under the CEO Bonus Plan is based equally on the achievement of RealNetworks' consolidated revenue and EBITDA targets, and has been established at $500,000 annually assuming 100% achievement of target goals. Under the CEO Bonus Plan, Mr. Glaser may earn a maximum of $2,000,000 in performance-based cash incentive compensation. No portion of the target payout that is based on revenue will be paid if less than 90% of the revenue target is achieved. For achievement of the revenue target at an attainment level of between 90%-100%, Mr. Glaser will be paid between 40%-100% of the portion of the target payout that is based on revenue calculated on a linear basis starting at a 40% payout for achievement of 90% of the revenue target up to 100% target payout for 100% achievement of the revenue target. For achievement of over 100% to 110% of the revenue target, target payouts will be paid linearly up to a maximum of 400% of the revenue-based target payout. For achievement of the EBITDA target at an attainment level of between 50%-100%, Mr. Glaser will be paid between 25%-100% of the portion of the target payout that is based on EBITDA calculated on a linear basis starting at 25% payout for achievement of 50% of the EBITDA target up to 100% target payout for 100% achievement of the EBITDA target. For achievement of over 100% to 150% of the EBITDA target, target payouts will be paid linearly up to a maximum of 400% of the EBITDA-based target payout. No portion of the target payout that is based on EBITDA will be paid if less than 50% of the EBITDA target is achieved. The portion of any cash bonus award that exceeds 100% of the target payout will be paid in three equal installments as follows: (a) the first installment will be paid concurrently with the payment of the 100% target payout, (b) the second installment will be paid on December 31, 2009, and (c) the third installment will be paid on December 31, 2010.

Notwithstanding the performance and payout targets established under the CEO Bonus Plan, the Compensation Committee may in its discretion adjust performance and payout targets based on acquisitions or dispositions of assets and also increase, decrease or eliminate an award before it is paid. In the event RealNetworks terminates the employment of Mr. Glaser other than for cause, Mr. Glaser will be eligible to receive any earned but unpaid amounts under the CEO Bonus Plan. Mr. Glaser must be employed by RealNetworks on the date payments are made in order to be eligible to receive payment under the CEO Bonus Plan, except in the case of death, disability or termination of employment by RealNetworks other than for cause.

The Compensation Committee also approved the reimbursement of private chartered aircraft expenses paid by Mr. Glaser for his RealNetworks business travel up to a maximum amount of $1,000,000 annually, effective January 1, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

July 11, 2008	By:	/s/ Robert Kimball

Name: Robert Kimball
Title: SVP, General Counsel and Corporate Secretary